Exhibit 99.3
LION OIL COMPANY AND SUBSIDIARIES
Consolidated Financial Statements
April 28, 2011
(Unaudited)

LION OIL COMPANY AND SUBSIDIARIES
Consolidated Balance Sheet
April 28, 2011
(Unaudited)

Assets
Current assets:
Trade accounts and other receivables	$7,464,180
Inventories	202,732,140
Receivable from related party	112,012,148
Refundable income taxes	193,218
Prepaid expenses and other current assets	10,611,315
Deferred income taxes	38,608

Total current assets	333,051,609

Property and equipment	358,042,849
Estimated environmental remediation costs recoverable from others	1,298,000
Deferred income taxes	4,438,593
Other receivables	3,739,085
Other assets	1,094,237

Total assets	$701,664,373

Liabilities and Stockholders’ Equity

Current liabilities:
Book overdraft	$2,948,074
Trade accounts payable	200,532,162
Accrued expenses and other current liabilities	28,540,732
Inventory due under finished product exchange agreements	4,113,211
Income tax payable	622,792

Total current liabilities	236,756,971

Term note payable to related party	323,605,179
Estimated environmental remediation liability	5,295,000
Stockholders’ equity:
Common stock of $0.10 par value. Authorized 12,000,000 shares; issued and outstanding 8,291,442 shares	829,144
Additional paid-in capital	8,217,190
Retained earnings	126,960,889

Total stockholders’ equity	136,007,223

Commitments and contingencies
Total liabilities and stockholders’ equity	$701,664,373

See accompanying notes to consolidated financial statements.

LION OIL COMPANY AND SUBSIDIARIES
Consolidated Statement of Operations
Period from May 1, 2010 to April 28, 2011
(Unaudited)

Net sales	$2,790,050,928
Cost of sales	2,682,617,284

107,433,644

Depreciation and amortization	44,733,999
Operating expenses	15,391,538
General and administrative expenses	5,024,770
Marketing expenses	1,714,127
Impairment loss	234,300,000

Operating loss	(193,730,790)

Other income (expense):
Interest and other financing costs, net of amounts capitalized	(17,443,529)
Miscellaneous, net	(213,795)

(17,657,324)

Loss before income taxes	(211,388,114)

Income tax benefit	80,718,507

Net loss	$(130,669,607)

See accompanying notes to consolidated financial statements.

LION OIL COMPANY AND SUBSIDIARIES
Consolidated Statement of Stockholders’ Equity
Period from May 1, 2010 to April 28, 2011
(Unaudited)

			Additional		Total
	Common stock		paid-in	Retained	stockholders’
	Shares	Amount	capital	earnings	equity
Balance at April 30, 2010	8,291,442	$829,144	8,217,190	257,630,496	266,676,830
Net loss	—	—	—	(130,669,607)	(130,669,607)

Balance at April 28, 2011	8,291,442	$829,144	8,217,190	126,960,889	136,007,223

See accompanying notes to consolidated financial statements.

LION OIL COMPANY AND SUBSIDIARIES
Consolidated Statement of Cash Flows
Period from May 1, 2010 to April 28, 2011
(Unaudited)

Decrease in cash and cash equivalents:
Cash flows from operating activities:
Cash received from customers and sales of accounts receivable	$2,780,339,857
Cash paid to suppliers and employees	(2,673,323,709)
Interest received	105,599
Other operating income received	178,793
Interest paid	(17,443,529)
Income taxes received, net	43,823,818

Net cash provided by operating activities	133,680,829

Cash flows from investing activities:
Capital expenditures	(19,306,692)

Net cash used in investing activities	(19,306,692)

Cash flows from financing activities:
Proceeds from related party financing agreement	1,530,456,953
Repayments on related party financing agreement	(1,662,219,825)
Increase in book overdraft	2,948,074

Net cash used in financing activities	(128,814,798)

Net (decrease) in cash and cash equivalents	(14,440,661)
Cash and cash equivalents at beginning of period	14,440,661

Cash and cash equivalents at end of period	$—

LION OIL COMPANY AND SUBSIDIARIES
Consolidated Statement of Cash Flows
Period from May 1, 2010 to April 28, 2011
(Unaudited)

Reconciliation of net loss to net cash provided by operating activities:
Net loss	$(130,669,607)
Adjustments:
Depreciation and amortization	44,733,999
Impairment loss	234,300,000
Amortization of deferred financing costs	345,463
Deferred income taxes	(88,158,264)
Gain from sale of equipment	498,187
Change in LIFO reserve	22,062,538
Changes in operating assets and liabilities:
Trade accounts and other receivables	10,585,092
Receivable from related party	(20,296,163)
Inventories	(58,849,888)
Refundable income taxes	50,378,683
Income taxes payable	622,792
Prepaid expenses and other current assets	(867,545)
Other assets	(328,399)
Trade accounts payable	60,533,884
Accrued expenses and other current liabilities	4,781,413
Environmental remediation liability and receivable	2,340,500
Inventory due under finished product exchange agreements	1,668,144

Net cash provided by operating activities	$133,680,829

See accompanying notes to consolidated financial statements.

LION OIL COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
April 28, 2011
(Unaudited)
(1)	Nature of Business and Summary of Significant Accounting Policies

Lion Oil Company (the Company) is engaged in petroleum refining and related lines of business. It owns and operates a petroleum refinery and crude oil gathering pipelines, product terminals, and related equipment principally located in Arkansas, Louisiana, Tennessee, Mississippi, and Texas.

The consolidated financial statements are as of April 28, 2011 and for the period from May 1, 2010 to April 28, 2011 (the Period).
(a)	Basis of Financial Statement Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, J. Christy Construction Co., Inc., a maintenance and construction business, Lion Oil Trading and Transportation, Inc. (LOTT), a crude oil purchasing and distribution business, and the following three pipeline operating subsidiaries: Magnolia Pipeline Company, El Dorado Pipeline Company and Paline Pipeline Company. All significant intercompany balances and transactions have been eliminated in consolidation. At April 28, 2011, the Company is a majority owned subsidiary of Ergon, Inc. (Ergon).

On April 29, 2011, Ergon sold a 53.7% equity interest in the Company to Delek US Holdings, Inc. (Delek) (see note 15). These unaudited consolidated financial statements present the financial position of the Company before the sale transaction and do not consider any of the closing transactions on April 29, 2011.

(b)	Inventories

Finished inventories and products in process are stated at the lower of cost (FIFO) or market. At April 28, 2011, crude oil inventories are stated at the lower of cost (LIFO) or market. Had cost been determined on the FIFO method at April 28, 2011, crude oil inventories would have been higher by approximately $78,160,000. At April 28, 2011, approximately 6%, of the value of the Company’s inventories are recorded on the LIFO method.

Finished petroleum products due from third parties under exchange agreements are included in inventories and recorded at estimated current cost. Finished petroleum products due to third parties under exchange agreements are recorded at estimated current cost. Adjustments resulting from changes in current cost for refined products due to or from third parties under exchange agreements are reflected in cost of sales. The exchange agreements are generally short-term and are settled by delivering product to or receiving product from the party to the exchange.

(c)	Property and Equipment

Depreciation of equipment is provided over the estimated useful lives of the respective assets (buildings and improvements ranging from 7 to 39 years; refinery and equipment ranging from 2 to 30 years; pipelines and equipment ranging from 7 to 30 years; terminals and equipment ranging from 5 to 15 years; tractors, trailers and automobiles ranging from 5 to 7 years; other equipment ranging from 5 to 10 years) using the straight-line method, except for automotive equipment which is depreciated using a declining-balance method. All property and equipment is carried at cost.

(Continued)

LION OIL COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
April 28, 2011
(Unaudited)
(d)	Revenue Recognition

Revenues from the sale of finished products and exchanges of product that culminate the earnings process are recorded at the time title and risk of ownership pass.

Exchanges of product that do not culminate the earnings process are recorded as inventory and liabilities with no effect on earnings. Inventories under product exchange agreements consisted primarily of finished petroleum products at April 28, 2011.

Excise taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and, therefore, are excluded from revenues in the consolidated statement of operations.

(e)	Terminaling Costs

Costs related to terminaling finished products are included in operating expenses in the accompanying consolidated financial statements. These costs were approximately $4,400,000 for the Period.

(f)	Deferred Turnaround Costs

Turnaround costs for major production units of the refinery are deferred and amortized over the period benefited, generally two to four years. Insignificant turnaround costs are charged to expense as incurred. Deferred turnaround costs are included in property and equipment in the consolidated balance sheet.

(g)	Income Taxes

The Company accounts for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company applies Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes, included in FASB Accounting Standards Codification (ASC) Subtopic 740-10 — Income Taxes Overall. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

The Company records interest expense and penalties related to unrecognized tax benefits in income tax expense.
(Continued)

LION OIL COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
April 28, 2011
(Unaudited)
(h)	Cash Equivalents

The Company considers interest bearing accounts with an original maturity of three months or less to be cash equivalents.

(i)	Deferred Financing Costs

Deferred financing costs are amortized using the straight-line method over the term of the related debt agreements. Amortization under the straight-line method approximates that of the effective interest method. Amortization of such costs is included in interest and other financing costs in the accompanying consolidated financial statements.

(j)	Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to change relate to estimated environmental remediation costs and estimated recoveries of such costs from others.

(k)	Long-Lived Assets

The Company applies the provisions of FASB ASC 360-10, Property, Plant and Equipment — Overall. In accordance with ASC 360-10, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of an asset group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. Due to triggering events discussed in note 15, the Company recorded an impairment charge of $234,300,000 during the Period.

(Continued)

LION OIL COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
April 28, 2011
(Unaudited)
(l)	Environmental Matters

The Company is subject to Federal, state, and local environmental laws and regulations. These laws, which are subject to change, regulate the discharge of materials into the environment, and may require the Company to remove or mitigate the environmental effects of the disposal, or release of petroleum or chemical substances. Any future changes in environmental regulations could have an impact on the Company’s financial position. The Company applies ASC 410-30, Asset Retirement and Environmental Obligations. ASC 410-30 establishes authoritative guidance regarding the recognition, measurement, and disclosure of environmental remediation liabilities. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded on an undiscounted basis when environmental assessment and/or remediation is probable, and the costs can be reasonably estimated. Such liabilities are adjusted as further information develops or circumstances change. Estimated recoveries of costs from other parties are recorded on an undiscounted basis as assets when their realization is deemed probable.

(m)	Asset Retirement Obligations

The Company applies the provisions of ASC 410-30, Asset Retirement and Environmental Obligations. ASC 410-30 requires that the fair value of an asset retirement obligation (ARO) be recorded as a liability in the period in which a legal obligation is incurred associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development, and/or normal use of the assets. A corresponding asset that is depreciated over the life of the related long-lived asset is also recorded. Subsequent to the initial measurement of the asset retirement obligation, the liability is adjusted at the end of each reporting period to reflect the passage of time and changes in the estimated future cash flows underlying the obligation. The Company has not recorded an ARO because sufficient information is presently not available to estimate a range of potential settlement dates for the obligation. Refining assets are consistently being upgraded and are expected to be operational into the foreseeable future. The obligation will be initially recognized in the period in which sufficient information exists to estimate the obligation.

The Company applies the provisions of ASC 410-30, Asset Retirement and Environmental Obligations, which requires conditional asset retirement obligations to be recognized if a legal obligation exists to perform asset retirement activities and a reasonable estimate of the fair value of the obligation can be made. ASC 410-30 also provides guidance as to when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. At April 28, 2011, no conditional asset retirement obligation was required to be recognized.

(n)	Derivative Financial Instruments

The Company accounts for its raw material and finished product futures and options contracts in accordance with the provisions of ASC 815, Derivatives and Hedging. ASC 815 establishes accounting and reporting standards for derivative instruments and for hedging activities. All derivatives are required to be recognized as either assets or liabilities and measured at fair value (marked-to-market). Changes in fair value are reported either in earnings or other comprehensive income depending on the intended use of the derivative instrument and the resulting designation. Entities applying hedge accounting are required to establish at the inception of the hedge the method used to assess the effectiveness of the hedging derivative and the measurement approach for determining any ineffective aspect of the hedge. At April 28, 2011, the Company elected not to designate its derivatives as hedge instruments; therefore, changes in the fair value of the derivatives are recorded each period in current earnings.

(Continued)

LION OIL COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
April 28, 2011
(Unaudited)
(o)	Recent Accounting Pronouncements

The FASB issued ASU 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets (FASB Statement No. 166, Accounting for Transfers of Financial Assets — an amendment of FASB Statement No. 140) in December 2009. ASU 2009-16 removes the concept of a qualifying special-purpose entity (QSPE) from ASC Topic 860, and the exception from applying ASC 810-10 to QSPEs, thereby requiring transferors of financial assets to evaluate whether to consolidate transferees that previously were considered QSPEs. Transferor-imposed constraints on transferees whose sole purpose is to engage in securitization or asset-backed financing activities are evaluated in the same manner under the provisions of the ASU as transferor-imposed constraints on QSPEs were evaluated under the provisions of Topic 860 prior to the effective date of the ASU when determining whether a transfer of financial assets qualifies for sale accounting. The ASU also clarifies the Topic 860 sale-accounting criteria pertaining to legal isolation and effective control and creates more stringent conditions for reporting a transfer of a portion of a financial asset as a sale. The ASU was effective for periods beginning after December 15, 2009, and could not be early adopted. The Company adopted this standard on May 1, 2010 and the adoption did not impact the 2011 consolidated financial statements.

In June 2009, the FASB issued FASB No. 167, Amendments to FASB Interpretation No. 46(R). FASB No. 167 amends FIN 46(R), Consolidation of Variable Interest Entities, and changes the consolidation guidance applicable to a variable interest entity (VIE). It also amends the guidance governing the determination of whether an enterprise is the primary beneficiary of a VIE, and is, therefore, required to consolidate an entity, by requiring a qualitative analysis rather than a quantitative analysis. The qualitative analysis will include, among other things, consideration of who has the power to direct the activities of the entity that most significantly impact the entity’s economic performance and who has the obligation to absorb losses or the right to receive benefits of the VIE that could potentially be significant to the VIE. This standard also required continuous reassessments of whether an enterprise was the primary beneficiary of a VIE only when specific events had occurred. QSPEs, which were previously exempt from the application of this standard, will be subject to the provisions of this standard when it becomes effective. FASB No. 167 also requires enhanced disclosures about an enterprise’s involvement with a VIE. FASB No. 167 was effective for periods that begin after November 15, 2009. The Company adopted this standard effective May 1, 2010 and the adoption did not impact the 2011 consolidated financial statements.

(Continued)

LION OIL COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
April 28, 2011
(Unaudited)
(2)	Inventories
A summary of inventories at April 28, 2011 follows:

Finished petroleum products	$156,418,667
Finished petroleum products under exchange agreements	4,113,211
Crude oil	91,108,577
Intermediates	24,017,223
Raw materials and supplies	5,234,230

280,891,908
Less LIFO reserve	78,159,768

$202,732,140

(3)	Property and Equipment
A summary of property and equipment at April 28, 2011 follows:

Land	$7,243,000
Buildings and improvements	6,279,000
Refinery and equipment	214,546,975
Pipelines and equipment	98,207,000
Terminals and equipment	5,533,000
Other equipment	12,176,874
Construction in progress	14,057,000

$358,042,849

Due to the sale transaction discussed further in note 15, the Company performed an impairment analysis of property and equipment and recorded an impairment charge of $234,300,000 during the Period. At April 28, 2011, the Company has recorded property and equipment at estimated fair value based on an independent appraisal. Therefore, there was no accumulated depreciation at April 28, 2011.

Construction in progress consists primarily of costs incurred for refinery improvements. The Company estimates that it will incur approximately $25,000,000 to complete projects in progress at April 28, 2011.

The Company capitalizes interest costs as a component of the cost of construction in progress. Interest costs capitalized approximated $195,000 during the Period.
(Continued)

LION OIL COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
April 28, 2011
(Unaudited)
(4)	Leases
As of April 28, 2011, minimum lease payments due under noncancelable operating leases are as follows:

Year ended April 30:
2012	$1,039,690
2013	648,445
2014	78,918
2015	42,000
2016	42,000

Total minimum lease payments	$1,851,053

Most of the Company’s leases require the Company to pay taxes, maintenance, and insurance applicable to the leased properties.
The Company recognizes rent expense on the straight-line method. Rent expense under operating leases was approximately $5,139,000 for the Period.
(5)	Income Taxes
Components of income tax expense (benefit) are as follows for the Period:

	Federal	State	Total
Current	$6,853,161	586,596	7,439,757
Deferred	(74,719,386)	(13,438,878)	(88,158,264)

	$(67,866,225)	(12,852,282)	(80,718,507)

Income tax benefit of $(80,718,507) for the Period (effective rate of 38.2%) differs from the expected amounts, computed by applying the U. S. Federal corporate rate of 34% to pretax loss, as follows:

Computed expected tax benefit	$(71,871,959)
Increases (decreases) resulting from:
State income taxes (net of Federal income taxes)	(8,482,506)
Other	(364,042)

$(80,718,507)

(Continued)

LION OIL COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
April 28, 2011
(Unaudited)
The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities at April 28, 2011 are presented below:

Deferred tax assets:
Estimated environmental remediation liability, net of estimated recovery, due to deferral for tax purposes	$2,709,808
Inventories, principally due to additional costs inventoried for tax purposes	38,608
State net operating loss carryforwards	4,081,907
Capital loss carryforward	600,753
AMT credit carryforward	7,914,441
Ultra low sulfur diesel credit carryforward	21,531,298

Total gross deferred tax assets	36,876,815

Deferred tax liabilities:
Equipment, principally due to differences in depreciation	15,751,814
Deferred turnaround costs	16,647,800

Total gross deferred tax liabilities	32,399,614

Net deferred tax asset	$4,477,201

The net deferred tax asset of $4,477,201 as of April 28, 2011 is reflected in the consolidated balance sheet as a current asset of $38,608 and a noncurrent asset of $4,438,593.

The Company has determined, based on its history of profitable operations and expectations for the future, that the deferred tax assets will more likely than not be fully realized and that no valuation allowance is necessary at April 28, 2011.

At April 28, 2011, the Company had various state net operating loss carryforwards of approximately $104,302,000, which were available to offset future taxable income over periods ranging from three to fifteen years as determined by applicable taxing jurisdictions.

(6)	Term Note Payable to Related Party
A summary of long-term debt at April 28, 2011 follows:

Term note payable to related party	$323,605,179

Total long-term debt	$323,605,179

The Company has entered into an unsecured, long-term financing agreement between the Company and Ergon, the Company’s largest stockholder. Borrowings by the Company under this financing agreement were $323,605,179 at April 28, 2011. The interest rate on borrowings under this agreement is based on a blended rate of Ergon’s consolidated credit facilities (4.539% at April 28, 2011). The principal balance outstanding under this agreement is due February 23, 2013. The Company has the ability to prepay some or all of the outstanding borrowings under this financing agreement and has exercised this prepayment option in the past.

(Continued)

LION OIL COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
April 28, 2011
(Unaudited)

Under the terms of the financing agreement with Ergon, discussed in the preceding paragraph, advances are made to the Company in connection with revolving financing agreements and senior notes payable between Ergon and several commercial lending institutions. Certain of Ergon’s subsidiaries, including the Company, are jointly and severally liable for outstanding obligations related to these financing agreements. Obligations under Ergon’s financing agreements for which the Company is a guarantor, consisted of borrowings of approximately $456,572,000 and outstanding letters of credit of approximately $132,000,000 at April 28, 2011. These financing agreements are discussed further below:

•
On May 31, 2001, Ergon issued $100,000,000 of 7.18% senior notes payable to a group of institutional investors. These notes are due in equal annual principal installments which began on May 31, 2006 and continue through May 31, 2011. On February 10, 2005, Ergon issued $100,000,000 of 5.17% senior notes payable to a group of institutional investors. These notes are due in annual principal installments which began on February 10, 2007 and continue through February 10, 2015. On May 20, 2008, Ergon issued $150,000,000 of 5.50% senior notes payable to a group of institutional investors. These notes are due in annual principal installments beginning May 20, 2010 and continue through May 20, 2018. On February 11, 2010, Ergon issued $50,000,000 of 6.64% senior notes payable to a group of institutional investors. These notes are due on February 11, 2018 and interest payments are due quarterly. The notes also contain certain restrictive covenants. Certain of Ergon’s subsidiaries, including the Company, are jointly and severally liable for outstanding borrowings related to these notes.

•
On March 10, 2008, Ergon entered into a $575,000,000 credit agreement with a group of lenders. The credit agreement expires in March 2013. The credit agreement contains certain restrictive covenants. Certain of Ergon’s subsidiaries, including the Company, are jointly and severally liable for outstanding borrowings related to this agreement.

At April 28, 2011, Ergon has secured approximately $121,226,000 in outstanding letters of credit on behalf of the Company. This amount is included in the total outstanding letters of credit discussed in the preceding paragraph. These letters of credit consist of five letters of credit to various vendors approximating $22,707,000 and letters of credit issued in favor of the Company’s principal crude oil suppliers approximating $98,519,000 (expiration dates in May 2011). The Company pays fees on these letters of credit at rates ranging from 0.875% to 1.75% of the face amount of the letter of credit, depending on the applicable interest rate in effect under the credit agreement between Ergon and its lenders. Letter of credit fees of approximately $1,716,000 were paid by the Company during the Period and are included in interest and other financing costs (net of interest capitalized) in the accompanying consolidated statement of operations.

(Continued)

LION OIL COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
April 28, 2011
(Unaudited)
(7)	Management Contract and Related Party Transactions

The Company is managed by Ergon under a management contract whereby Ergon is paid a management fee by the Company. The fee is based on a percentage of earnings before income taxes. At April 28, 2011 and during the Period, no management fees were payable. In the event of termination of the management contract by the Company without cause or by mutual agreement of the Company and Ergon, Ergon has the right, at its option, to purchase common stock of the Company equal to 20% of the total issued and outstanding capital stock as of the date of such termination. The purchase price of such stock would be the same as that of the original shares issued.

In the ordinary course of business, the Company makes purchases from and sales to Ergon and its subsidiaries as well as other stockholders of the Company. The Company’s management believes these transactions are at prevailing market prices.

Related party balances and transactions as of April 28, 2011 and for the Period follow (approximate amounts):

Ergon and its subsidiaries:
Asphalt sales	$61,338,000
Light oil sales	190,000
Interest income	2,843,000
Other sales	50,000
Interest expense	17,223,000
Net purchases	9,968,000
Transportation expenses	184,000
Data processing fees	1,067,000
Net amounts due to Ergon	208,000
Receivable from Ergon	112,012,000
Note payable to Ergon	323,605,000

Long Brothers Oil Company:
Light oil sales	99,000
Crude oil purchases	6,700,000
Net amounts due to Long Brothers Oil Company	781,000

Delek:
Light oil sales	12,972,000
Crude oil purchases	5,730,000
Net amounts due from Delek	647,000
(8)	Defined Contribution Plan

The Company has a qualified defined contribution profit sharing and 401(k) plan covering substantially all permanent full-time employees. The Company makes annual contributions to the profit sharing plan in amounts determined by the board of directors. The Company matches employee 401(k) contributions based upon a stipulated percentage determined by the board of directors. During the Period, the expense associated with the plan was approximately $2,036,000. The profit sharing contribution approved by the Company’s board of directors was 6% for the Period.

(Continued)

LION OIL COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
April 28, 2011
(Unaudited)
(9)	Litigation and Contingencies

The Company has been named as a defendant in two lawsuits related to crude oil supply contracts with two of its vendors. These complaints allege that the Company breached certain of its obligations under buy/sell agreements to exchange crude oil. During the Period, the trial court dismissed claims on four of the five agreements in dispute with one of the vendors. The dismissal is currently on appeal and the claim against the remaining agreement has been stayed pending the outcome of the appeal. There have been no significant recent developments in the lawsuit with the other vendor. The aggregate potential loss on these two lawsuits ranges from zero to approximately $22,000,000, plus interest and legal fees.

At April 28, 2011, the Company’s management believes, based on consultation with legal counsel and management’s evaluation, that (i) the final resolution of pending legal proceedings described above will not, individually or in aggregate, have a material impact on the Company’s consolidated financial position or results of operations and (ii) a loss is not probable. At April 28, 2011, no reserve has been recorded in the consolidated financial statements related to these matters.

The Company also has other pending legal claims incurred in the normal course of business which, in the opinion of management, can be disposed of without material adverse effect on the financial position or results of operation of the Company.

(10)	Environmental Matters

In March 2003, with the consent of the Company, a Consent Decree (the Consent Decree) was filed in the United States District Court for the Western District of Arkansas in the case of United States of America and State of Arkansas v. Lion Oil Company. The Consent Decree resulted from negotiations involving representatives of the Company, the Environmental Protection Agency and the Arkansas Department of Environmental Quality with respect to a possible settlement of issues concerning the application of Federal and state air quality requirements to past and future operations of the Company’s El Dorado, Arkansas petroleum refinery. The Consent Decree was approved and entered by the Court on June 12, 2003. The Consent Decree required capital investments by the Company of approximately $44.7 million for the installation of certain pollution control and monitoring equipment at the Company’s refinery and requires changes in operational practices to reduce air emissions that go beyond current regulatory requirements. At April 28, 2011, there are no remaining capital investments expected to be incurred. In addition, the Consent Decree provides to the Company and its subsidiaries releases from liability for enforcement actions that relate to possible issues involving the application of air quality regulations at the Company’s refinery. The Consent Decree provides for the payment by the Company of agreed monetary penalties in the event of noncompliance with specified requirements of the Consent Decree.

The Company has completed an assessment process regarding possible remediation of active and inactive surface impoundments on certain property located adjacent to the Company’s petroleum refinery and certain solid waste management units within the refinery for compliance with environmental laws and regulations. The Company and its consulting engineers have investigated the identified areas and submitted a Corrective Measures Study (CMS), which regulatory authorities approved. As part of the CMS, a cost estimate was prepared for the proposed remediation costs required to comply with the Company’s hazardous waste permit and its RCRA Corrective Action Program. Such remediation costs are anticipated to be incurred over the next four to seven years. At April 28, 2011, the estimated remediation costs are estimated to fall within the range of $4,700,000 to $6,600,000. At April 28, 2011, the Company has recorded liabilities of $6,563,000, in the accompanying consolidated financial statements. At April 28, 2011, $4,845,000 of this liability was recorded as a noncurrent liability and $1,718,000 was recorded as a current liability in accrued expenses and other current liabilities.

(Continued)

LION OIL COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
April 28, 2011
(Unaudited)

On October 1, 1999, the Company entered into an agreement with the prior owner to share certain costs and responsibilities associated with the implementation of the CMS which, in the aggregate, should result in reimbursements to the Company of approximately $1,524,000, at April 28, 2011, of the anticipated remediation costs outlined above. The Company has recorded a receivable in the accompanying consolidated financial statements representing the estimated amount to be reimbursed by the former owner under the CMS. At April 28, 2011, $1,298,000 of this receivable was recorded as a noncurrent receivable and $226,000 was recorded as a current asset in other receivables.

The above estimates of expenses and cost recovery are based on subjective factors, which are sensitive and susceptible to change. There can be no assurance that the proposed CMS will be completed within the cost estimates as outlined above. Therefore, it is reasonably possible that the estimates will change in the near term due to one or more future confirming events.

The Company must also comply with other environmental regulatory authorities in the normal course of business which, in the opinion of management, can be met without material adverse effect on the financial position of the Company. At April 28, 2011, the Company accrued $744,500 related to other environmental liabilities ($294,500 in accrued expenses and other current liabilities and $450,000 in a noncurrent liability).

(11)	Business, Credit, and Other Concentrations

The Company sells a majority of its finished products to customers in the oil and gas industry primarily in the southern United States. The Company performs on-going credit evaluations of its customers and generally does not require collateral on accounts receivable. The Company believes it maintains adequate allowances for any uncollectible accounts receivable, which historically have been minimal. At April 28, 2011, the Company’s management did not believe that an allowance for uncollectible accounts was necessary.

Approximately 37% of the Company’s workforce is subject to a collective bargaining agreement which expires August 1, 2011.
(12)	Fair Value of Financial Instruments

The Company’s financial instruments principally consist of cash and cash equivalents, short-term trade receivables and payables, long-term debt, and various derivative instruments. Due to their short-term nature, the fair value of trade receivables and payables approximates their carrying value. The carrying value of the Company’s long-term debt also approximates fair value based on interest rates that are believed to be available to the Company for debt with similar provisions provided for in the existing debt agreement.

(Continued)

LION OIL COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
April 28, 2011
(Unaudited)
(13)	Derivatives and Hedging Activities

The Company uses futures and option contracts to reduce its exposure to the price volatility of certain raw material components of refined gasoline products as well as sales of those refined products. Increases or decreases in the fair value of the contracts generally offset changes in spot market prices. Although they are typically settled in cash, these contracts permit settlement by delivery of commodities. At April 28, 2011, the Company had no contracts to sell or purchase crude oil or refined products. The earnings effect of the market value adjustment is recorded in cost of sales in the accompanying consolidated statement of operations. Net gains/(losses) of approximately $1,433,000 related to the Company’s derivative activities are recorded in cost of sales in the accompanying consolidated statement of operations, as such activities generally relate to raw material purchases.

These contracts are executed on the New York Mercantile Exchange, expose the Company to acceptable levels of market and credit risks, and may at times be concentrated with certain counterparties or groups of counterparties. The credit worthiness of counterparties is subject to continuing review and full performance is anticipated.

The Company also uses futures contracts to manage its exposure to natural gas fluctuations. These contracts are typically settled through delivery of the raw material; however, these contracts permit settlement in cash. These contracts do not extend beyond a one year period. The Company does not enter into these derivative instruments for speculative purposes. At April 28, 2011, the Company had no futures contracts outstanding.

(14)	Sale of Trade Accounts Receivable

The Company entered into an accounts receivable sale agreement (the Agreement) in February 2001 (subsequently amended in March 2010) with a related party whereby the Company sells on a continuous basis all eligible trade accounts receivable. The related party, a special-purpose, bankruptcy remote entity (the SPE), was formed under the laws of Mississippi for the sole purpose of acquiring and selling accounts receivable generated by the Company and other related parties. The SPE is not a subsidiary of the Company. Under the terms of the Agreement, the Company transfers to the SPE all of the Company’s rights, title, and interest in the sold accounts receivables, and all monies due or to become due with respect to the sold receivables. This Agreement is in connection with certain accounts receivable securitization arrangements between other related parties and affiliates of the Company.

The purchase price for accounts receivable sold by the Company to the SPE is an amount equal to the carrying value of the outstanding balance of any accounts receivable sold, less a discount specified in the Agreement. The carrying value, less the specified discount, represents the estimated fair value of the sold accounts receivable. In the event that an outstanding balance of an account receivable sold to the SPE is reduced or canceled as a result of rejected or returned goods or services, discounts or credits issued to the customer after the transfer of the receivable to the SPE or as a result of a setoff in respect of any claim by a third party, then the SPE is entitled to a purchase price credit for such receivables. The Company retains servicing responsibilities for accounts receivable sold to the SPE, and, as specified in the Agreement, the Company receives monthly servicing fees for the servicing responsibilities retained under the Agreement. Servicing fees earned by the Company were $204,000 during the Period, and is included in miscellaneous other income in the accompanying consolidated statement of operations.

(Continued)

LION OIL COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
April 28, 2011
(Unaudited)

The Company sold approximately $2,882,000,000 in accounts receivable to the SPE, which includes related excise tax, during the Period. Net losses of approximately $3,047,000 during the Period on the sales of accounts receivable to the SPE, which principally consist of the discounts at which the accounts receivable are sold, are included in miscellaneous other income in the accompanying consolidated statement of operations. The Company also earned interest income on receivables from a related party in connection with sold accounts receivable. Interest earned by the Company approximated $2,843,000 during the Period, and is included in miscellaneous other income in the accompanying consolidated statement of operations.

(15)	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through July 15, 2011, the date at which the consolidated financial statements were available to be issued, and determined that the sale of the Company to Delek discussed below was the only item to disclose.

On April 29, 2011, Delek purchased an additional 53.7% equity interest in the Company and through this acquisition obtained a consolidating position in the Company. Delek purchased the shares of the Company from Ergon in return for a combination of cash, stock and the payment or replacement of all debt currently owed by the Company to Ergon, including the following: (a) Delek issued 3,292,844 restricted shares of its common stock, par value $0.01 per share, to Ergon; (b) Delek and the Company made cash payments in the aggregate amount of $50.0 million to Ergon; (c) the Company executed a new $50.0 million term note payable to Ergon that is guaranteed by Delek; (d) the Company transferred its interests in a pipeline subsidiary to Ergon; and (e) the Company paid approximately $32.0 million to Ergon representing the adjusted net working capital of the Company and certain subsidiaries, in payment of outstanding Company debt. In addition, the Company divested certain other non-refining assets to or for the benefit of Ergon.

Also in conjunction with the sale, the Company entered into a $100.0 million term loan credit facility (“Term Loan Facility”) with Israeli Discount Bank of New York, Bank Hapoalim B.M. and Bank Leumi USA as the lenders. The Term Loan Facility matures on April 29, 2016, and is secured by all assets of the Company (excluding inventory and accounts receivable) as well as all shares of the Company held by Delek. Interest on the unpaid balance of the Term Loan Facility will be computed at a rate per annum equal to the LIBOR Rate plus 4.50%, or the Reference Rate plus 3.50%, but shall in each case be no less than 5.50% per annum. The Term Loan Facility requires the Company to make quarterly interest payments commencing June 30, 2011 (or, with respect to LIBOR Rate Loans, at the end of each applicable Interest Period) and four quarterly amortization payments of $1.5 million each commencing June 30, 2011, followed by sixteen quarterly principal amortization payments of $4.0 million each. The remaining principal amount is payable at maturity.

(Continued)

LION OIL COMPANY AND SUBSIDIARIES
Notes to Consolidated Financial Statements
April 28, 2011
(Unaudited)

The Company also entered into a Master Supply and Offtake Agreement (“Supply and Offtake Agreement”) with J Aron & Company (“J Aron”). At the closing of the acquisition of the shares of the Company, J Aron purchased substantially all of the crude oil and products in the Company’s inventory at market prices. Pursuant to the Supply and Offtake Agreement, the Company and J Aron will identify mutually acceptable contracts for the purchase of crude oil from third parties and J Aron will supply up to 100,000 barrels per day of crude to the El Dorado Refinery. Crude oil supplied to the El Dorado Refinery by J Aron will be purchased at an average monthly market price by the Company. Also pursuant to the Supply and Offtake Agreement and other related agreements, the Company will endeavor to arrange potential sales by either the Company or J Aron to third parties of the products produced at the El Dorado Refinery. In instances where the Company is the seller to such third parties, J Aron will first sell the applicable products to the Company. The Supply and Offtake Agreement expires on April 29, 2014. While title of the inventories will reside with J Aron, this arrangement will be accounted for as a financing.